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EXHIBIT 3A.1  AMENDMENT TO BY-LAWs
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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 10/24/2000
                                                           001534746 - 2177038


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                     INFORMATION RESOURCE ENGINEERING, INC.


        Information Resource Engineering, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                FIRST. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST of the Certificate of Incorporation and inserting in lieu thereof the following:

                "FIRST. The name of the corporation shall be: SafeNet, Inc."

                SECOND. That the Board of Directors of the Corporation, at a meeting, duly convened and held adopted a resolution in which was set forth the foregoing amendment to the Certificate of Incorporation, declaring said amendment to be advisable and calling a meeting of stockholders of the Corporation for consideration thereof.

                THIRD. That thereafter, pursuant to resolution of the Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

                FOURTH. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

                IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed in its name and on its behalf by its President, and attested by its Vice President, this 23rd day of October 2000.


        ATTEST:                                        ENGINEERING, INC.
                                                       INFORMATION RESOURCE



/s/ STEVEN TURNER                                 By: /s/ ANTHONY A. CAPUTO,
-----------------------------                        --------------------------
Steven Turner, Vice President                     Anthony A. Caputo, President